UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 7, 2012

PURAMED BIOSCIENCE®, INC.
(Exact name of registrant as specified in its charter)

Minnesota	000-52771	20-5510104
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O Box 677
1326 Schofield Avenue
Schofield, WI 54476
       (Address of principal executive offices)

(715) 359-6373
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On September 7, 2012 (the “Issue Date”), Puramed Bioscience, Inc., a Minnesota corporation (the “Company”) entered into a Securities Purchase Agreement (the “Agreement”) with Tonaquint, Inc., a Utah corporation (“Purchaser”) pursuant to which, in exchange for $150,000 cash, the Company issued to the Purchaser a convertible promissory note in the principal aggregate amount of $172,500 (the “Note”) and a common stock purchase warrant (the “Warrant”).

The foregoing description of the Agreement is not intended to be complete and is qualified in its entirety by the complete text of such document which is attached as an exhibit to this Current Report on Form 8-K.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The Note is in the principal amount of one hundred seventy two thousand five hundred dollars ($172,500) and matures on September 7, 2013 (the “Maturity Date”).  The interest rate is eight percent (8%) per annum, provided that upon occurrence of an Event of Default (as defined in the Note), interest shall accrue on the then outstanding balance of the Note at a rate of eighteen percent (18%) per annum until the same is paid.

The holder of the Note shall have the right, at any time during the period beginning on the Issue Date to convert all or any part of the outstanding and unpaid principal amount of the Note into fully paid and non-assessable shares of the Company’s common stock (the “Common Stock”) at a conversion price equal to $0.15, subject to adjustment as provided in the Note.

The Note contains a blocker provision which provides that in no event shall the holder be able to convert any portion of the Note in excess of that portion of the Note upon conversion of which the sum of (1) the number of shares of Common Stock beneficially owned by the holder and its affiliates and (2) the number of shares of Common Stock issuable upon the conversion of the Note, would result in beneficial ownership by the holder and its affiliates of more than 4.99% (“Blocker Percentage”) of the then outstanding shares of the Common Stock.  Nothwithstanding the foregoing, the Blocker Percentage may be changed to 9.99% upon certain conditions as more fully described in the Note.

The Note contains customary default and covenant provisions.

The foregoing description of the Note is not intended to be complete and is qualified in its entirety by the complete text of that document, a form of which is attached hereto as an exhibit to this Current Report on Form 8-K.

Item 3.02. Unregistered Sales of Equity Securities.

Simultaneous with the issuance of the Note, the Company issued a warrant to purchase that certain amount of common stock of the Company equal to $129,375 divided by the Market Price (as defined in the Note).  The Warrant is  exercisable at a price equal to $0.30 per share of Common Stock, subject to adjustment pursuant to the terms contained therein, until the date which is the last calendar day of the month in which the fifth anniversary of the Issue Date occurs. The Warrant also features a cashless exercise provision.

The Warrant and the shares underlying the Warrant were issued pursuant to exemptions from registration provided by Section 4(2) of the Securities Act of 1933, as amended, and/or Regulation D promulgated thereunder.

The foregoing description of the Warrant is not intended to be complete and is qualified in its entirety by the complete text of that document, a form of which is attached hereto as an exhibit to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Securities Purchase Agreement, dated September 21, 2012, by and between Puramed Bioscience, Inc. and Tonaquint, Inc.

4.1	Convertible Note issued in favor of Tonaquint, Inc.

4.2	Warrant issued in favor of Tonaquint, Inc

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PURAMED BIOSCIENCE®, INC.

September 24, 2012	By:	/s/ Russell W. Mitchell
	Name:	Russell W. Mitchell
	Title:	Chairman; Chief Executive Officer